UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Riviera Resources, Inc.

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RIVIERA RESOURCES, INC.

600 Travis, Suite 1700

Houston, Texas 77002

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on June 5, 2019

Dear Stockholder:

You are cordially invited to attend the 2019 Annual Meeting of Stockholders (“Annual Meeting”) of Riviera Resources, Inc., a Delaware corporation (“Riviera”), which will be held on Wednesday, June 5, 2019 at 9:30 a.m., Central Daylight Time, at the 601 Travis Auditorium, 601 Travis Street, Houston, Texas 77002, to vote on the following matters:

Proposal 1:

To elect the six director nominees (“Nominees”) named in the accompanying proxy statement to serve as directors on Riviera’s Board of Directors until the 2020 Annual Meeting of Stockholders or until his successor is duly elected and qualified;

Proposal 2:	To ratify the appointment of KPMG LLP as independent public accountant of Riviera for the fiscal year ending December 31, 2019;

Proposal 3:	To approve, on an advisory basis, the compensation of our named executive officers (“NEOs”);

Proposal 4:	To approve, on an advisory basis, the holding of stockholder advisory votes on the compensation of our NEOs at an interval of every one, two or three years;

and transact such other business as may properly come before the Annual Meeting and any reconvened meeting following any adjournments or postponements of the meeting.

Additional information regarding the Annual Meeting is set forth in the attached Proxy Statement. Only stockholders of record at the close of business on April 8, 2019 are entitled to receive notice of and to vote at the Annual Meeting or any reconvened meeting following any adjournments or postponements thereof. A list of our stockholders will be available for examination at the Annual Meeting and at our office at least ten days prior to the Annual Meeting.

By Order of the Board of Directors,

/s/ Holly Anderson
Holly Anderson Executive Vice President and General Counsel

Houston, Texas

April 22, 2019

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED POSTAGE-PAID RETURN ENVELOPE AS PROMPTLY AS POSSIBLE. IF YOU ATTEND THE MEETING AND SO DESIRE, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDERS MEETING TO BE HELD ON JUNE 5, 2019

This Proxy Statement and our 2018 Annual Report are available at www.proxyvote.com.

PROXY STATEMENT

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RIVIERA RESOURCES, INC.

600 Travis, Suite 1700

Houston, Texas 77002

PROXY STATEMENT

Annual Meeting of Stockholders

To Be Held on June 5, 2019

This Proxy Statement is being furnished to you in connection with the solicitation of proxies by and on behalf of the Board of Directors of Riviera Resources, Inc. (the “Board”), for use at our 2019 Annual Meeting of Stockholders (the “Annual Meeting”) or at any reconvened meeting after any adjournments or postponements thereof. The Annual Meeting will be held on June 5, 2019, at 9:30 a.m., Central Daylight Time, at the 601 Travis Auditorium, 601 Travis Street, Houston, Texas 77002. You can obtain directions to the Annual Meeting by calling our Investor Relations line at (281) 840-4168. Only holders of record of stock at the close of business on April 8, 2019 (the “Record Date”) are entitled to notice of, and are entitled to vote at, the Annual Meeting and any reconvened meeting following any adjournments or postponements thereof, unless such adjournment or postponement is for more than 30 days, in which event we will set a new record date. Unless the context requires otherwise, the terms “Riviera,” “the Company,” “our,” “we,” “us” and similar terms refer to Riviera Resources, Inc., together with its consolidated subsidiaries.

Internet Availability of Proxy Materials

We have elected to take advantage of the “Notice and Access” rules adopted by the U.S. Securities and Exchange Commission (the “SEC”), which allow us to deliver to our stockholders a “Notice of Internet Availability of Proxy Materials” and to provide internet access to our proxy materials and Annual Report.

Accordingly, on or about April 22, 2019, we will begin mailing to our stockholders of record a “Notice of Internet Availability of Proxy Materials,” which we refer to as the “Notice of Availability,” except for stockholders who have indicated their preference to receive a full, printed set of materials for future meetings, to whom we will begin mailing the requested printed materials on such date. The Notice of Availability will include instructions on accessing and reviewing our proxy materials and our 2018 annual report to stockholders on the Internet, and will provide instructions on submitting a proxy on the Internet.

At the time we begin mailing our Notice of Availability, we will also first make available on the Internet at www.proxyvote.com our meeting notice, our Proxy Statement and our 2018 Annual Report to stockholders. Any stockholder may also request a printed copy of these materials by any of the following methods:

•	Internet at www.proxyvote.com;

•	e-mail at sendmaterial@proxyvote.com; or

•	telephone at 1-800-579-1639.

In accordance with the SEC’s rules, our 2018 Annual Report to stockholders, which includes our audited consolidated and combined financial statements, is not considered a part of, or incorporated by reference in, the proxy solicitation materials.

Proposals to be Voted On at Annual Meeting

At our 2019 Annual Meeting, we are asking our stockholders to consider and act upon proposals to: (1) elect six directors to serve until our 2020 Annual Meeting; (2) ratify the appointment of KPMG LLP as our independent public accountant for the fiscal year ending December 31, 2019; (3) approve, on an advisory basis, the compensation of our named executive officers (“NEOs”); and (4) approve, on an advisory basis, the frequency of advisory votes on the compensation of our NEOs.

Quorum Required

The presence, in person or by proxy, of the holders as of the Record Date of a majority of our outstanding shares is necessary to constitute a quorum for purposes of voting on the proposals at the Annual Meeting. Withheld votes, abstentions and broker non-votes (which result when a broker holding shares for a beneficial owner has not received timely voting instructions on certain matters from such beneficial owner and when the broker does not otherwise have discretionary power to vote on a particular matter) will count as present for purposes of establishing a quorum on the proposals.

How to Vote

If you are a holder of our shares, you are entitled to one vote at the meeting for each share that you held as of the Record Date for each proposal and director nominee. If you do not wish to vote for a particular director nominee, you must clearly identify such nominee on your proxy card. Votes withheld will have the same effect as not voting. A plurality of the votes cast by holders of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors is required to elect each nominee for director. If shares are held in “street name” (in the name of a broker or by a bank or other nominee) and the broker, bank or other nominee is not given direction on how to vote, the broker will not have discretion to vote such shares on non-routine matters, including the election of directors. Abstentions and broker non-votes, if any, though counted for purposes of determining a quorum, will not be included in the vote totals and therefore will not have any effect on any proposal. For matters other than the election of directors, approval will be determined by a majority of the votes cast affirmatively or negatively by members holding outstanding shares and entitled to vote on the matter.

If you are entitled to vote, you may vote your shares or submit a proxy to have your shares voted by one of the following methods:

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Via the Internet. You may submit a proxy electronically via the Internet, using the website listed on the Notice of Availability. Please have the Notice of Availability in hand when you log onto the website. Internet voting facilities will close and no longer be available on the date and time specified on the Notice of Availability.

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By Telephone. You may submit a proxy by telephone using the toll-free number listed on the Notice of Availability. Please have the Notice of Availability in hand when you call. Telephone voting facilities will close and no longer be available on the date and time specified on the Notice of Availability.

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By Mail. You may request a hard copy of the proxy card by following the instructions on the Notice of Availability. You may submit a proxy by mail by completing, signing, dating and returning your proxy card in the provided pre-addressed envelope. If you vote by mail and your proxy card is returned unsigned, then your vote cannot be counted. The completed and signed proxy card must be received by the date specified on the Notice of Availability.

•	In Person. You may vote in person at the Annual Meeting by completing a ballot; however, attending the meeting without completing a ballot will not count as a vote.

Regardless of whether you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. Even if you have submitted a proxy before the Annual Meeting, you may still attend the Annual Meeting and vote in person; however, if your Shares are held in “street name” you are not the stockholder of record, and you may not vote these shares in person at the Annual Meeting unless you obtain a legal proxy from your brokerage firm. In such case, your previously submitted proxy will be disregarded.

If your shares are held in “street name,” you will receive instructions from the holder of record that you must follow in order for your shares to be voted. Internet and/or telephone voting will also be offered to stockholders owning shares through most banks and brokers.

We provide Internet proxy voting to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet service providers and telephone companies.

Revoking Your Proxy

You may revoke your proxy before it is voted at the Annual Meeting as follows: (i) by delivering, before or at the Annual Meeting, a new proxy with a later date; (ii) by delivering, on or before the business day prior to the Annual Meeting, a notice of revocation to our Secretary at the address set forth in the notice of the Annual Meeting; (iii) by attending the Annual Meeting in person and voting, although your attendance at the Annual Meeting, without actually voting, will not by itself revoke a previously granted proxy; or (iv) if you have instructed a broker to vote your shares, you must follow the directions received from your broker to change those instructions.

All shares represented by valid proxies that Riviera receives through this solicitation, and that are not revoked, will be voted in accordance with your instructions on the proxy card. If you make no specification on your proxy card as to how you want your shares voted before signing and returning it, your proxy will be voted:

1.	“FOR” the election of each of the six nominees for the Riviera board of directors (Proposal 1);

2.	“FOR” the ratification of the selection of KPMG LLP as independent public accountant for Riviera for 2019 (Proposal 2);

3.	“FOR” the approval, on an advisory basis, of the compensation of our NEOs (Proposal 3);

4.	“FOR” the approval, on an advisory basis, of holding stockholder advisory votes on the compensation of our NEOs at an interval of every “THREE YEARS” (Proposal 4).

Outstanding Shares Held on Record Date

As of the Record Date, there were 65,772,207 outstanding shares entitled to vote at the Annual Meeting.

PROPOSAL ONE: ELECTION OF DIRECTORS

Members of our Board are elected each year at the annual meeting of stockholders. All of our current Board members have been nominated to stand for re-election at our annual meeting. Each nominee is currently a director and was appointed pursuant to the spin-off of Riviera Resources, Inc. from Linn Energy, Inc. (“LINN”) on August 7, 2018.

We encourage our director nominees to attend our annual meetings to provide an opportunity for stockholders to communicate directly with directors about issues affecting our company.

At the Annual Meeting, our stockholders will consider and act upon a proposal to elect six directors to our Board to serve until the 2020 Annual Meeting of Stockholders. Each of the nominees has consented to being named in this Proxy Statement and to serve as a director if so elected. Each nominee who is elected to our Board will serve in such capacity until his term expires or his successor has been duly elected and qualified or, if earlier, until such director dies, resigns or is removed. The persons named as proxies in the accompanying proxy card, who have been designated by our Board, intend to vote FOR the election of each of the director nominees unless otherwise instructed by a stockholder in a proxy card. If any of these nominees becomes unable for any reason to stand for election as a director, the persons named as proxies in the accompanying proxy card will vote for the election of such other person or persons as our Board may recommend and propose to replace such nominee or nominees, or the size of the Board may be reduced accordingly; however, the Board is not aware of any circumstances likely to render any nominee unavailable.

Information (as of March 31, 2019) concerning the six director nominees is set forth below.

Director Nominees

Name	Age	Position with the Company	Director Since
David B. Rottino	52	President, Chief Executive Officer and Director	2018
Matthew Bonanno	39	Independent Director	2018
Philip Brown	41	Independent Director	2018
C. Gregory Harper	54	Director	2018
Evan Lederman	39	Independent Director (Chairman)	2018
Andrew Taylor	41	Independent Director	2018

David B. Rottino is the President and Chief Executive Officer in addition to serving on the Company’s Board of Directors and has served in such capacity since April 2018. He previously served as Linn Energy, Inc.’s President and Chief Executive Officer from August 2018 to September 2018 and as Executive Vice President and Chief Financial Officer and as a member of the Linn Energy, Inc. board of directors from February 2017 to August 2018. Prior to that, he served as Linn Energy, LLC’s Executive Vice President and Chief Financial Officer from August 2015 to February 2017, as Executive Vice President, Business Development and Chief Accounting Officer from January 2014 to August 2015, as Senior Vice President of Finance, Business Development and Chief Accounting Officer from July 2010 to January 2014, and as Senior Vice President and Chief Accounting Officer from June 2008 to July 2010. The Board believes Mr. Rottino’s extensive executive experience with oil and natural gas companies brings valuable strategic, managerial and analytical skills to the Board.

Evan Lederman is a member of our Board of Directors and has served in such capacity since April 2018. Evan Lederman joined Fir Tree in 2011 and is a Partner and member of the Risk Committee. Mr. Lederman co-manages the firm’s distressed credit, restructuring, activist and private equity oriented strategies, including Fir Tree’s energy investments. Prior to joining Fir Tree, Mr. Lederman worked in the Business Finance and Restructuring groups at Weil, Gotshal & Manges LLP and Cravath, Swaine & Moore LLP. Mr. Lederman is

currently a member of the board of directors of Roan Resources, Inc., Ultra Petroleum (Chairman of the Board), Amplify Energy (formerly Memorial Production Partners), New Emerald Energy LLC, Midstates Petroleum and Deer Finance, LLC. Mr. Lederman received a J.D. degree with honors from New York University School of Law and a B.A., magna cum laude, from New York University, where he was the all university commencement speaker in 2002. The Board believes Mr. Lederman’s extensive investment and restructuring experience in the energy industry, as well as his considerable experience as a member of the boards of exploration and production companies, brings valuable strategic and analytical skills to the Board.

Matthew Bonanno is a member of our Board of Directors and has served in such capacity since April 2018. Mr. Bonanno joined York Capital Management (“York”) in July 2010 and is a Partner of the firm. Mr. Bonanno joined York from the Blackstone Group, where he worked as an associate focusing on restructuring, recapitalization and reorganization transactions. Prior to joining the Blackstone Group, Mr. Bonanno worked on financing and strategic transactions at News Corporation and as an investment banker at JP Morgan and Goldman Sachs. In addition to the Company, Mr. Bonanno, in his capacity as York employee, has served as a member of the boards of directors of (i) Rever Offshore AS, (ii) all entities incorporated pursuant to York’s partnership with Costamare Inc. and Augustea Bunge Maritime, (iii) Vantage Drilling International, (iv) Linn Energy Inc., (v) Samson Resources II, LLC, (vi), Roan Resources, Inc., and (vii) The Children’s Scholarship Fund. Mr. Bonanno received a Bachelor degree in History from Georgetown University and a Master of Business Administration degree in finance from The Wharton School of the University of Pennsylvania. The Board believes Mr. Bonanno’s considerable experience in the investment advisory industry brings substantial investment management skills to the Board.

Philip Brown is a member of our Board of Directors and has served in such capacity since April 2018. Mr. Brown joined P. Schoenfeld Asset Management (“PSAM”) in 2009 and is a Partner of such firm, where he focuses on credit-oriented investments across various industries. Prior to joining PSAM, Mr. Brown held positions at Sun Capital Partners, Inc., an operationally-focused private equity firm, and Buckeye Capital Partners, an event-driven hedge fund. Mr. Brown began his career as an investment banking analyst at Wasserstein Perella & Co. Mr. Brown has served as a director of Genon Energy Inc. since December 2018 and previously served as a member of the board of Linn Energy, Inc. The Board believes Mr. Brown’s considerable experience in the investment advisory industry brings substantial investment management skills to the Board.

C. Gregory Harper is the President and Chief Executive Officer of Blue Mountain Midstream LLC, our wholly owned subsidiary, and has served in such capacity since April 2018, in addition to serving on Riviera Resources, Inc.’s Board of Directors since August 2018. From May 2017 until March 2018, Mr. Harper managed his personal investments. Mr. Harper retired from Enbridge Inc. in April 2017 where he served as President, Gas Pipelines and Processing and as the principal executive officer of Midcoast Holdings L.L.C. since January 2014. Before joining Enbridge, Mr. Harper served as Senior Vice President of Midstream with Southwestern Energy Company, from August 2013 to January 2014. Before joining Southwestern Energy, Mr. Harper served as Senior Vice President and Group President of CenterPoint Energy Pipelines and Field Services from December 2008 to June 2013. Before joining CenterPoint Energy in 2008, Mr. Harper served as President, Chief Executive Officer and as a Director of Spectra Energy Partners, LP from March 2007 to December 2008. From January 2007 to March 2007, Mr. Harper was Group Vice President of Spectra Energy Corp., and he was Group Vice President of Duke Energy from January 2004 to December 2006. Mr. Harper served as Senior Vice President of Energy Marketing and Management for Duke Energy North America from January 2003 until January 2004 and Vice President of Business Development for Duke Energy Gas Transmission and Vice President of East Tennessee Natural Gas, LLC from March 2002 until January 2003. Mr. Harper currently serves on the board of Sprague Resources where has served as the chair of the audit committee since Sprague’s initial public offering in 2013, and previously served on the boards of Midcoast Holdings, L.L.C., Enbridge Energy Company, Inc. and Enbridge Energy Management, L.L.C. Mr. Harper received his Bachelor’s degree in Mechanical Engineering from the University of Kentucky and his Master’s degree in Business Administration from the University of

Houston. The Board believes Mr. Harper’s extensive executive experience with oil and natural gas companies brings valuable strategic, managerial and analytical skills to the Board.

Andrew Taylor is a member of our Board of Directors and has served in such capacity since April 2018. Mr. Taylor is a member of the investment team of Elliott Management Corporation (“Elliott”), a New York-based trading firm, where he is responsible for various corporate investments. Prior to joining Elliott in August 2015, Mr. Taylor was a member of the investment team of BlackRock’s Distressed Products Group from April 2009 to August 2015 and prior to that held similar positions at R3 Capital Partners and the Global Principal Strategies team at Lehman Brothers. In addition to the Company, Mr. Taylor, in his capacity as an Elliott employee, is currently a member of the boards of Roan Resources, Inc. and Birch Permian Holdings Inc. He previously served as a member of the board of LINN. Mr. Taylor earned a Bachelor of Science degree in Mechanical Engineering from Rose-Hulman Institute of Technology and a Master of Business Administration, with honors, from the University of Chicago Booth School of Business. The Board believes Mr. Taylor’s considerable experience in the investment advisory industry brings substantial investment management skills to the Board.

Required Vote

Our bylaws, as adopted on August 7, 2018 (the “Bylaws”), provide for “plurality voting” in the election of directors, and directors will be elected by a plurality of the votes cast for a particular position. Each outstanding share shall be entitled to one vote on all matters submitted to members for approval and in the election of directors.

With respect to the Annual Meeting, we have six nominees and six available board seats. Each properly executed proxy received in time for the Annual Meeting will be voted as specified therein. The six nominees receiving the most votes cast at the Annual Meeting will be elected to our Board.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE ELECTION OF EACH OF THE SIX NOMINEES FOR DIRECTOR.

CORPORATE GOVERNANCE

Director Independence

Our common stock is quoted for trading on OTCQX. Pursuant to OTCQX rules, we are required to have at least two independent members of the Board. The Company’s standards for determining director independence require the assessment of directors’ independence each year. The NASDAQ independence definition includes a series of objective tests, including that the director is not an employee or executive officer of our company and has not engaged in various types of business dealings with our company. In addition, as further required by NASDAQ Marketplace Rule 5605(a)(2), the Board has made a subjective determination as to each independent director that no relationships exist which, in the opinion of the Board, would interfere with the exercise of his independent judgment in carrying out the responsibilities of a director.

The Board has assessed the independence of each non-employee director under the Company’s guidelines, the OTCQX rules and the NASDAQ definition of independence. The Board has affirmatively determined that, under OTCQX rules and NASDAQ definition of independence, Messrs. Bonanno, Brown, Lederman and Taylor are independent directors, based on information provided by the directors.

In addition, the Board also determined that the members of the Audit Committee each qualify as “independent” under the definition established by the OTCQX, NASDAQ Marketplace Rule 5605(a)(2) and by the SEC in Section 10A of the Exchange Act for members of audit committees, and the Audit Committee includes at least one member who is determined by our Board to meet the qualifications of an “audit committee financial expert” in accordance with SEC rules. Mr. Bonanno is the independent director who has been determined to be an audit committee financial expert. Stockholders should understand that this designation is a disclosure requirement of the SEC related to Mr. Bonanno’s experience and understanding with respect to certain accounting and auditing matters. The designation does not impose on Mr. Bonanno any duties, obligations or liabilities that are greater than are generally imposed on him as a member of the Audit Committee and Board, and his designation as an audit committee financial expert pursuant to this SEC requirement does not affect the duties, obligations or liability of any other member of the Audit Committee or Board.

Codes of Ethics

Our Board has adopted a Code of Business Conduct and Ethics, which sets forth legal and ethical standards of conduct for all our employees, as well as our directors. We also have adopted a separate code of ethics which applies to our Chief Executive Officer and Senior Financial Officers. All of these documents are available on our website, www.rivieraresourcesinc.com, and will be provided free of charge to any stockholder requesting a copy by writing to our Secretary, Riviera Resources, Inc., 600 Travis, Suite 1700, Houston, Texas 77002. If any substantive amendments are made to the Code of Ethics for our Chief Executive Officer and Senior Financial Officers or if we grant any waiver, including any implicit waiver, from a provision of such code, we will disclose the nature of such amendment or waiver within four business days on our website. The information on our website is not, and shall not be deemed to be, a part of this Proxy Statement or incorporated into any other filings we make with the SEC.

Communications to Our Board of Directors

Our Board has a process in place for communication with stockholders. Stockholders should initiate any communications with our Board in writing and send them to our Board c/o Holly Anderson, Executive Vice President and General Counsel, Riviera Resources, Inc., 600 Travis, Suite 1700, Houston, Texas 77002. All such communications will be forwarded to the appropriate directors. This centralized process will assist our Board in reviewing and responding to stockholder communications in an appropriate manner. If a stockholder wishes for a particular director or directors to receive any such communication, the stockholder must specify the name or names of any specific Board recipient or recipients in the communication. Communications to our Board must include the number of shares owned by the stockholder as well as the stockholder’s name, address, telephone number and email address, if any.

Meetings of Our Board of Directors; Executive Sessions

Our Board holds regular and special meetings from time to time as may be necessary. Regular meetings may be held without notice on dates set by our Board from time to time. Special meetings of our Board may be called by the Chairman of the Board, our Chief Executive Officer or any two or more Board members. A quorum for a regular or special meeting will exist when a majority of the members are participating in the meeting either in person or by conference telephone. Any action required or permitted to be taken at a Board meeting may be taken without a meeting, without prior notice and without a vote if all of the members sign a written consent authorizing the action.

During 2018, our Board held 8 regular and 3 special meetings. The standing committees of our Board held an aggregate of 3 meetings during this period. Each director attended at least 75% of the aggregate number of meetings of the Board and committees on which he served.

Leadership Structure

While our Bylaws do not require that the offices of Chairman of the Board and CEO be held by separate individuals, we believe separation of the offices of Chairman and CEO is appropriate under our circumstances because it helps preserve our Board’s independence and objectivity, provides an appropriate division of labor between our CEO and Chairman, and contributes to our effective governance, in part by having an independent Chairman available to counsel our CEO and facilitate his interactions with the Board. Evan Lederman, who brings extensive board leadership and corporate governance experience to the Board, serves as our Chairman and leads the Board. David B. Rottino, our Chief Executive Officer, brings oil and natural gas industry knowledge, experience and expertise and over 20 years’ experience with LINN and other major energy companies.

In light of our Chairman being an independent director, our Board does not have a lead independent director.

Our Board has created an audit committee (the “Audit Committee”) and a compensation committee (the “Compensation Committee”), each of which has the composition and responsibilities described below. Pursuant to OTCQX Rules for U.S. Companies (“OTCQX Rules”), we are not required to have a nominating committee of the Board. The charters of the Audit Committee and Compensation Committee, as adopted August 7, 2018, are posted on our website, www.rivieraresourcesinc.com. Our Board may also establish from time to time any other committees that it deems necessary or desirable.

Involvement in Certain Legal Proceedings

There are no legal proceedings to which any director, officer, nominee, or principal stockholder, or any affiliate thereof, is a party adverse to the Company or has a material interest adverse to the Company.

Risk Oversight

Our Board has an active role, as a whole and at the committee level, in providing oversight with respect to management of our risks. Our Board focuses on the most significant risks facing us and our general risk management strategy and seeks to ensure that risks undertaken by us are consistent with a level of risk that is appropriate for our company and aligned with the achievement of our business objectives and strategies.

Our Board regularly reviews information regarding risks associated with our finances, credit and liquidity; our business, operations and strategy; legal, regulatory and compliance matters; and reputational exposure. The Audit Committee provides oversight on our programs for risk assessment and risk management, including with respect to financial accounting and reporting, information technology, cybersecurity and compliance. The Compensation Committee provides oversight on our assessment and management of risks relating to executive compensation. While each committee is responsible for providing oversight with respect to the management of risks, our entire Board is regularly informed about our risks through their participation in the committees or committee meetings and management presentations.

While our Board and the committees provide oversight with respect to our risk management, our Chief Executive Officer and other senior management are primarily responsible for day-to-day risk management analysis and mitigation and report to our full Board or the relevant committee regarding risk management.

Committees of Our Board of Directors

Our Board has standing Audit and Compensation Committees. Each member of these committees is an independent director in accordance with the OTCQX listing standards described above under the definition of independence set forth in NASDAQ Marketplace Rule 5605(a)(2). Our Board has adopted a written charter for each of these committees, which sets forth each committee’s purposes, responsibilities and authority. Each committee reviews and assesses on an annual basis the adequacy of its charter and recommends any proposed modifications. These committee charters are available on our website at www.rivieraresourcesinc.com. You may also contact Holly Anderson, our Executive Vice President and General Counsel at Riviera Resources, Inc., 600 Travis, Suite 1700, Houston, Texas 77002, to request paper copies free of charge. The following is a brief description of the functions and operations of the standing committees of our Board.

Members of the Committees of the Board of Directors

BOARD MEMBERS	AUDIT COMMITTEE	COMPENSATION COMMITTEE
David B. Rottino
Matthew Bonanno
Philip Brown
C. Gregory Harper
Evan Lederman
Andrew Taylor

  Chair       Member

Audit Committee

The standards of the OTCQX market applicable to the Company require that a majority of its members be independent, as defined by the OTCQX Rules. Each member of our Audit Committee is financially literate and, in the opinion of the Board, does not have a relationship with the Company that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Thus, under the OTCQX Rules, each member of the Audit Committee is independent. During 2018, the Audit Committee held 2 meetings. The report of our Audit Committee appears under the heading “Report of the Audit Committee” on page 10 of this Proxy Statement.

The Audit Committee assists our Board in its general oversight of our financial reporting, internal controls, audit functions and oil and natural gas reserves, and is directly responsible for the appointment, retention, compensation and oversight of the work of our independent public accountant. The Audit Committee also reviews, on an annual basis, related party transactions and determine if the related party transaction is in the best interest of the Company. The responsibilities of our Audit Committee are more fully described in our Audit Committee charter.

Compensation Committee

Our Compensation Committee consist of Matthew Bonanno, Philip Brown, Evan Lederman and Andrew Taylor, with Andrew Taylor serving as chairman. The OTCQX Rules that apply to Riviera do not contain requirements regarding the composition of the Compensation Committee.

The Compensation Committee’s primary responsibilities are to: (i) approve the compensation arrangements for our senior management, including establishing base salaries, annual bonuses and other compensation for our executive officers, (ii) approve any compensation plans in which our officers are eligible to participate and (iii) administer such plans, including the granting of equity awards or other compensation or benefits under any such plans. The responsibilities of our Compensation Committee are more fully described in our Compensation Committee charter.

During 2018, the Compensation Committee held 1 meeting. All Compensation Committee members are “non-employee directors” as defined by Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and “outside directors” under Rule 162(m) of the Internal Revenue Code. The report of our Compensation Committee appears under the heading “Compensation Committee Report” on page 23 of this Proxy Statement.

Procedures and Processes for Determining Executive and Director Compensation

Please refer to “Compensation Discussion and Analysis—The Compensation Committee,” beginning on page 16 of this Proxy Statement for a discussion of the Compensation Committee’s procedures and processes for making compensation determinations.

Compensation Committee Interlocks and Insider Participation

No member of our Compensation Committee serves as a member of the board of directors or Compensation Committee of any entity that has one or more executive officers serving as a member of our Board or Compensation Committee. No member of our Compensation Committee has ever been an officer or employee of ours. There are no family relationships among any of our directors or executive officers.

Report of the Audit Committee

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board. Management has the primary responsibility for the preparation of the financial statements and the reporting process, including the systems of internal control. With respect to the consolidated financial statements for the year ended December 31, 2018, the Audit Committee reviewed and discussed the consolidated financial statements of Riviera. and the quality of financial reporting with management and the independent public accountant. In addition, it discussed with the independent public accountant the matters required to be discussed by Auditing Standard No. 16, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board (“PCAOB”) on August 15, 2012. The Audit Committee also discussed with the independent public accountant its independence from Riviera and received from the independent public accountant the written disclosures and the letter from the independent public accountant complying with the applicable requirements of the PCAOB regarding the independent public accountant’s communications with the Audit Committee concerning independence. The Audit Committee determined that the non-audit services provided to Riviera by the independent public accountant are compatible with maintaining the independence of the independent public accountant.

Based on the reviews and discussions described above, the Audit Committee recommended to the Company’s Board that the consolidated financial statements of Riviera be included in Riviera’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018.

Submitted By:

Audit Committee

Matthew Bonanno (Chair)

Philip Brown

Evan Lederman

Andrew Taylor

Notwithstanding anything to the contrary set forth in any of our previous or future filings under the Securities Act of 1933 or the Exchange Act that might incorporate this Proxy Statement or future filings with the SEC, in whole or in part, the preceding report shall not be deemed to be “soliciting material” or to be “filed” with the SEC or incorporated by reference into any filing except to the extent the foregoing report is specifically incorporated by reference therein.

PROPOSAL TWO: RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANT

The Audit Committee of our Board has selected KPMG LLP to continue as our independent public accountant for 2019. KPMG LLP has served as Riviera’s independent public accountant since 2018. The Audit Committee has determined to submit KPMG LLP’s selection to stockholders for ratification. Stockholder ratification of the selection of KPMG LLP as our independent public accountant is not required by our Bylaws or otherwise. We are submitting the selection of KPMG LLP to stockholders for ratification as a matter of good corporate practice. If this selection of independent public accountant is not ratified by a majority of the outstanding shares present in person or by proxy and entitled to vote at the Annual Meeting, the Audit Committee will reconsider its selection of independent public accountant. We are advised that no member of KPMG LLP has any direct or material indirect financial interest in our company or, during the past three years, has had any connection with us in the capacity of promoter, underwriter, voting trustee, director, officer or employee. A representative of KPMG LLP will attend the Annual Meeting. The representative will have the opportunity to make a statement if he desires to do so and to respond to appropriate questions.

Audit Fees

The fees for professional services rendered by KPMG LLP for the audit of our annual consolidated and combined financial statements for the years ended December 31, 2018 and December 31, 2017 (Predecessor), and the reviews of the financial statements included in any of our Quarterly Reports on Forms 10-Q and Company’s other filings with the SEC, including related comfort letters and consents for 2018 and 2017 (Predecessor), were approximately $2,255,000 and $2,906,000, respectively. In addition, in connection with our wholly-owned subsidiary Blue Mountain Midstream LLC, we incurred audit fees to KPMG LLP of $525,000 for the year ended December 31, 2018.

Audit-Related Fees

KPMG LLP also received fees for services related to the performance of the audit or review of our financial statements in 2017. These fees totaled approximately $79,299 for the year ended December 31, 2017 (Predecessor). We did not incur any audit-related fees for the year ended December 31, 2018.

Tax Fees

We did not incur any tax fees for the years ended December 31, 2018 and December 31, 2017 (Predecessor).

All Other Fees

We did not incur any other fees for the year ended December 31, 2018 for any other services provided by KPMG LLP.

Audit Committee Approval of Audit and Non-Audit Services

The Audit Committee pre-approves all audit and non-audit services to be provided to us by our independent public accountant in the upcoming year at the last meeting of each calendar year and at subsequent meetings as necessary. The non-audit services to be provided are specified and shall not exceed a specified dollar limit. During the course of a fiscal year, if additional non-audit services are identified, these services are presented to the Audit Committee for pre-approval. All of the services covered under the caption “Audit-Related Fees” were approved by the Audit Committee and none were provided under the de minimis exception of Section 10A of the Exchange Act.

Required Vote

Under our Bylaws, stockholder ratification of KPMG LLP as our independent public accountant for 2019 is not required. However, in the event we elect to submit such ratification for stockholder approval, as we have done here, this approval would require the affirmative vote of a majority of the votes cast affirmatively or negatively by members holding outstanding shares and entitled to vote on the proposal.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” APPROVAL OF THE RATIFICATION OF THE SELECTION OF KPMG LLP AS OUR INDEPENDENT PUBLIC ACCOUNTANT FOR 2019.

In the event of a negative vote on such ratification, the Audit Committee will reconsider its selection. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent public accountant at any time during the year if the Audit Committee believes that such a change would be in the best interest of our company and our stockholders.

PROPOSAL THREE: ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

(“SAY-ON-PAY”)

Riviera is committed to providing our stockholders with clear, comprehensive and transparent executive compensation disclosure. For information on Riviera’s approach to executive compensation, see “Compensation Discussion and Analysis”.

As required by Section 14A of the Exchange Act and related SEC rules, Riviera is providing stockholders with an opportunity to vote to approve, on a non-binding advisory basis, compensation of our NEOs as disclosed in this Proxy Statement, commonly known as “Say-on-Pay”.

The Board recognizes a thoughtful executive compensation framework is critical both to managing risk and appropriately incentivizing executive leadership, both in terms of performance and behaviors. The Compensation Committee has worked diligently to develop an executive compensation program that attracts and retains top talent, while motivating and rewarding performance that drives sustainable, long-term value for our stockholders. In this regard, the Board believes Riviera’s approach to executive compensation is balanced and effectively aligns the performance of our executive officers with the long-term interests of our stockholders.

As this is an advisory vote, the results will not be binding upon the Board. However, when considering the Company’s approach to compensation for the NEOs, the Board will take results of this vote into account, together with other stockholder feedback and best practices in compensation governance.

The Board recommends that stockholders vote FOR the resolution set out below and, unless otherwise instructed, the persons designated in the form of proxy or the voting instruction form intend to vote FOR the following resolution:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the Named Executive Officers of the Company as disclosed in the Company’s Proxy Statement for the 2019 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the U.S. Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and disclosure”.

Required Vote

To be approved, the advisory resolution on the compensation of the NEOs requires an affirmative majority of the votes duly cast at the Meeting.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” APPROVAL OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THE PROXY STATEMENT.

PROPOSAL FOUR: ADVISORY VOTE ON THE FREQUENCY OF FUTURE SAY-ON-PAY VOTES (“SAY-ON-FREQUENCY”)

Section 14A of the Exchange Act requires that stockholders be provided with the opportunity to vote on a non-binding advisory basis to determine whether the advisory stockholder vote on the compensation of the NEOs will occur every one, two or three years.

The proxy card provides stockholders with four choices (ONE (1) YEAR, TWO (2) YEARS, THREE (3) YEARS, or ABSTAIN). After careful consideration of the various arguments supporting each frequency level, the Board has determined that a Say-on-Pay vote every three (3) years is appropriate for the Company and its stockholders at this time.

As this is an advisory vote, the results will not be binding upon the Board. The outcome of this vote will not require the Board or the Compensation Committee to take any action regarding the frequency of future Say-on-Pay votes. However, the Board and the Compensation Committee value the perspectives of stockholders and will take into consideration the outcome of the vote when considering the frequency of future Say-on-Pay votes.

Required Vote

The frequency of the Say-on-Pay vote that receives the greatest number of votes—every one year, every two years or every three years—will be the frequency that the stockholders approve, on a non-binding advisory basis. Neither abstentions nor broker non-votes will have any effect on the outcome of Proposal FOUR. This advisory vote on the frequency of the Say-on-Pay vote is not binding on the Board. However, the Board will take into account the result of the vote when determining the frequency of future Say-on-Pay votes.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE TO HOLD A SAY-ON-PAY ADVISORY VOTE EVERY THREE (3) YEARS.

COMPENSATION DISCUSSION & ANALYSIS

Key Features of Our Executive Compensation Program

Our Executive Compensation Practices (What We Do)

YES	Pay for Performance—Our executives’ total compensation is heavily weighted toward performance-based pay. The annual cash bonus is based on our annual operational and financial performance as well as on the executive’s qualitative performance. Additionally, two-thirds of the ultimate value delivered by our Riviera Equity Plan (as defined below) is tied to the total proceeds received by our stockholders upon a sale of the Company (as two-thirds of each executive’s equity incentive award is in the form of PSUs (as defined below)). Vesting of PSUs granted under the Riviera Equity Plan is capped at 200% of the target grant amount.

YES	Align Compensation with Long-Term Performance—The majority of the annual compensation for each of our executives is in the form of equity incentive grants with long-term service requirements, 1/3 of which are time-based vesting units (the RSUs (as defined below)) that vest over three (3) years and 2/3 of which are “cliff” vesting units (the PSUs).

YES	Double-Trigger Severance—Our employment agreement with our CEO confers cash severance benefits only upon an actual or constructive termination during the applicable period following a change of control.

Executive Compensation Practices We Have Not Implemented (What We Do Not Do)

NO	Golden Parachute Excise Tax Gross-Ups—We do not offer excise tax gross-up benefits.

NO	Repricing—Our Riviera Equity Plan does not permit the repricing of underwater stock options absent stockholder approval.

NO	Hedging, Pledging or Derivative Trading of RVRA Securities—These practices are strictly prohibited for all officers, directors and employees of the Company.

NO	Excessive Perquisites—We do not offer perquisites to our NEOs.

NO	Egregious Employment Agreements—The Company has not entered into contracts containing multi-year guarantees for salary increase or non-performance-based bonus or equity compensation.

NO	Guaranteed Bonuses—We do not guarantee any minimum annual cash bonus to our NEOs.

This compensation discussion and analysis provides an overview of the 2018 executive compensation program for our NEOs identified below. We have included all compensation for 2018 even though the Company was officially formed only on August 7, 2018, and as such, LINN paid some of the included compensation and provided certain other included benefits to the NEOs, which compensation and benefits may not be indicative of the Company’s compensation practices.

Name	Principal Position(s)
David Rottino	President, Chief Executive Officer and Director
Daniel Furbee	Executive Vice President and Chief Operating Officer
James G. Frew	Vice President and Chief Financial Officer
Darren Schluter	Executive Vice President, Finance, Administration and Chief Accounting Officer
Holly Anderson	Executive Vice President and General Counsel

Our Compensation Philosophy

As a newly independent public company, we continue to develop our executive compensation programs and our compensation philosophy. Generally, the Company employs a compensation philosophy that emphasizes pay-for-performance based on a combination of the Company’s performance and the individual’s impact on the Company’s performance and placing the majority of each officer’s compensation at risk. We believe this pay-for-performance approach aligns the interests of executive officers who provide services to us with those of our stockholders, and at the same time enables us to maintain a lower level of base salary overhead in the event our operating and financial performance fails to meet expectations. Our Company’s executive compensation programs are designed to attract and retain individuals with the background and skills necessary to successfully execute our business model in a demanding environment, to motivate those individuals to reach near-term and long-term goals in a way that aligns their interests with those of our stockholders, and to reward success in reaching such goals. As our needs evolve and as circumstances require, we expect to reevaluate our executive compensation philosophy, principal objectives and programs.

Compensation Setting Process

Our Compensation Committee is responsible for reviewing, evaluating and approving the agreements, plans, policies and programs of the Company to compensate our executive officers and directors, and overseeing our compensation benefit plans, policies and programs to compensate our executive officers and non-executive employees, including payment of annual cash incentive awards in respect of the 2018 fiscal year and grant of long-term equity incentive awards described below under “Elements of Executive Compensation—Riviera Long Term Incentive Compensation”. The Compensation Committee reviews and discusses all recommendations prior to approval, then submits all recommendations to the board of directors for approval.

The Compensation Committee relied on several resources in reviewing elements of executive compensation and making compensation decisions, including historical compensation levels and performance objectives, and input from our president and chief executive officer (“CEO”) in making determination regarding the executive compensation program and the individual compensation of each executive officer, other than our CEO. Our CEO is not a member of the Compensation Committee, he makes no recommendations regarding, and does not participate in discussions about, his own compensation. The Compensation Committee did not retain an independent compensation consultant for the 2018 fiscal year, but did rely on the Company predecessor’s benchmarking analysis from prior years as a reference point or framework for compensation decisions in 2018.

Elements of Executive Compensation

There are three primary elements of compensation that were used in our executive compensation program in 2018: base salary, annual incentive bonus and long-term equity incentive awards. Annual incentive bonuses and equity incentives (as opposed to base salary) represent the performance driven elements of the compensation program. Performance driven compensation elements are also flexible in application and can be tailored to meet our objectives. The determination of specific individuals’ annual incentive bonuses awarded in respect of a performance period reflects each individual’s relative contribution to achieving or exceeding annual goals, and the determination of specific individuals’ long-term incentive awards is based on the individual’s expected contribution in respect of longer term performance objectives.

Base Salary. We believe the base salaries for our named executive officers are generally competitive within the market. For 2018, we did not adjust the base salaries of our NEOs and instead adopted the base salaries provided by our predecessor. Going forward, we will review the base salaries on an annual basis and may make adjustments as necessary to maintain a competitive executive compensation structure.

Annual Incentive Awards. The determination of specific individuals’ actual annual incentive bonus payouts will reflect their relative contribution to achieving or exceeding annual goals. The earned annual incentive bonuses payable to our named executive officers are generally paid in cash following the applicable bonus year. For the most recently completed fiscal year, the board of directors took into account several factors in determining the annual incentive bonuses, including performance relative to guidance, share performance and share performance relative to peers, and the achievement of significant transactional and transitional goals.

For the 2018 fiscal year, the target annual incentive award for each NEO, and the total annual incentive award actually paid to each NEO, was as follows:

Name	Target Annual Incentive Award ($)	Total Annual Incentive Award ($)
David Rottino	525,000	590,625
Daniel Furbee	195,000	219,375
James G. Frew	150,000	168,750
Darren Schluter	150,000	168,750
Holly Anderson	150,000	168,750

Riviera Long Term Incentive Compensation. We have adopted the 2018 Omnibus Incentive Plan (the “Riviera Equity Plan”) for key personnel who perform services for us. The purpose of awards under our Riviera Equity Plan is to enhance the profitability and value of the Company for the benefit of its stockholders by enabling the Company to offer eligible individuals cash and stock-based incentives in order to attract, retain and reward such individuals and strengthen the mutuality of interests between such individuals and the Company’s stockholders.

Each of our NEOs is eligible to participate in the Riviera Equity Plan. The Riviera Equity Plan allows for the grant of nonqualified stock options, incentive stock options, restricted stock awards, performance awards, other stock-based awards and other cash-based awards. All grants under the Riviera Equity Plan, to the extent applicable, are intended to comply with or be exempt from the requirements of Section 409A of the Internal Revenue Code. A maximum of 3,955,828 shares of the Company’s common stock are reserved for issuance under the Riviera Equity Plan. As of December 31, 2018, 1,086,698 of those common shares remained available for future awards, 10,160 of which the Compensation Committee has designated for use as New RSUs (defined below) and 38,752 of which the Compensation Committee has designated for use as PSUs (defined below). Shares of common stock subject to awards that are cancelled, expired, forfeited or otherwise terminated without delivery of the underlying share will be available again for grant pursuant to other awards. The Compensation Committee determines the size and vesting terms of all awards made under our Riviera Equity Plan, and administers to all other aspects of the Riviera Equity Plan. Pursuant to the Riviera Equity Plan, the Company issued Restricted Stock Units (“New RSUs”) and Performance-Vesting Stock Units (“PSUs”).

The New RSUs were issued pursuant to form award agreements and are subject to time vesting only. The New RSUs normally vest in substantially equal one-third installments on each of the first, second and third anniversaries of July 1, 2018 and fully accelerate upon a “change in control” (as defined in the Riviera Equity Plan), in each case, subject to the participant remaining in continuous service with the Company or one of its affiliates through the applicable vesting date. Upon a “good leaver termination” (as defined in the award agreement), a pro-rata portion of the participant’s unvested New RSUs will vest (based on the number of days the participant was employed during the applicable vesting period), and the portion that does not vest will be eligible to vest if a “change in control” occurs within the three (3)-month period immediately following the good leaver termination date. Additionally, all unvested New RSUs will vest upon a participant’s termination in connection with a sale of a subsidiary, significant asset or line of business of the Company, where the participant’s employment is transferred to a third party buyer. Acceleration under the “good leaver termination” clause is subject to the participant entering into a release of claims. Each participant who received New RSUs will receive one share of the Company’s common stock and a dividend equivalent payment (if any) in respect of each vested New RSU upon the first to occur among (i) the consummation of a “change in control,” (ii) the participant’s termination for any reason (to the extent such termination constitutes a “separation from service” under Section 409A of the Code), and (iii) July 1, 2021.

The PSUs were issued pursuant to form award agreements and are subject to both time and performance vesting. The PSUs will time vest upon the earlier of July 1, 2021 and the consummation of a “change in control,” subject to the participant remaining in continuous service with the Company or one of its affiliates through the applicable vesting date. The portion of the PSUs that performance vests equals a percentage (between zero percent (0%) and two-hundred percent (200%)) of the “target PSUs” (as specified in the individual award agreements), with such percentage determined based on the extent to which the value of the “total proceeds” exceeds the “initial value” (both as defined in the award agreements). Upon a “good leaver termination,” a pro-rata portion of the participant’s unvested PSUs will remain outstanding and eligible to vest (based on the number of days the participant was employed during the applicable vesting period) according to the terms described above. Upon a “qualifying sale termination” (as defined in the award agreement), all of the participant’s “target PSUs” shall remain outstanding and be eligible to vest according to the terms described above. Both the “good leaver termination” treatment and “qualifying sale termination” treatment are subject to the participant entering into of a release of claims. Each participant who received PSUs will receive one share of the Company’s common stock and a dividend equivalent payment (if any) in respect of each vested PSU within 60 days of vesting.

The grants pursuant to the Riviera Equity Plan are designed to be one-time awards, absent extraordinary circumstances. This means that the Compensation Committee does not intend to make additional grants to our executives beyond the amounts granted in 2018 prior to the vesting date of the PSUs. The ultimate value of the long term compensation is intended to be the largest component of each NEO’s overall compensation package, because we believe significant emphasis on future stock-based compensation effectively aligns the interests of the Company’s NEOs with its shareholders. Based on the foregoing, in December of 2018, the Company made the following awards to the NEOs of New RSUs and PSUs:

Name	New RSUs (#)	Target PSUs (#)
David Rottino	138,700	264,524
Daniel Furbee	74,308	141,717
James G. Frew	66,130	126,121
Darren Schluter	45,821	87,388
Holly Anderson	28,235	53,850

LINN Incentive Compensation. Prior to the Company’s spin-off from LINN, each of NEOs, with the exception of Mr. Furbee, held LINN equity awards. Upon completion of the spin-off with LINN, (i) NEOs who held then-outstanding LINN RSUs received one legacy restricted share unit in the Company (“Legacy RSU”) in respect of each such outstanding LINN RSU, and (ii) all of such NEOs’ outstanding but unvested LINN RSUs became fully vested, without pro-ration, and were settled in LINN common stock. The Legacy RSUs will continue to vest subject to, and in accordance with, the terms applicable to the corresponding LINN RSUs and were not subject to acceleration in connection with the spin-off.

Pursuant to the foregoing paragraph, Mr. Rottino received 126,408 shares of LINN common stock and 126,408 Legacy RSUs; Mr. Frew received 33,806 shares of LINN common stock and 33,806 Legacy RSUs; Mr. Schluter received 35,082 shares of LINN common stock and 35,082 Legacy RSUs; and Ms. Anderson received 19,999 shares of LINN common stock and 19,999 Legacy RSUs. Additionally, Mr. Rottino holds 236,783 shares of restricted LINN common stock, and in connection with the spin-off, he became fully vested in such 236,783 shares of restricted LINN common stock and received 236,783 shares of restricted common stock in the Company (which is subject to the same vesting conditions as were applicable to the corresponding shares of restricted LINN common stock).

Other Benefits. We do not maintain a defined benefit pension plan or nonqualified deferred compensation plan for the executive officers. We provide a basic benefits package generally to all employees, which includes a 401(k) plan and eligibility to receive employer matching contributions, and health, disability and life insurance.

Employment Agreements

The Company has entered into an employment agreement with Mr. Rottino and an offer letter with Mr. Furbee, which, in each case, set forth the terms of each executive’s employment. The Company assumed the

Third Amended and Restated Employment Agreement between LINN Operating, LLC and Mr. Rottino (the “Rottino Employment Agreement”), dated February 28, 2017. The Company entered into an offer letter with Mr. Furbee (the “Furbee Offer Letter”), effective March 26, 2018.

The Rottino Employment Agreement provides Mr. Rottino with an initial base salary of not less than $500,000 per year; an annual bonus opportunity initially targeted at 100% of his annual base salary; eligibility for long-term incentive compensation awards established periodically by the board of directors in its sole discretion, and the right to participate in the benefit plans, programs and arrangements available to the Company’s other senior executives generally, subject to the terms and conditions of such plans, programs and arrangements.

In April 23, 2018, LINN entered into a letter agreement with Mr. Rottino, which, among other things, (i) required that Mr. Rottino convert all of his equity interests in LINN Management Co LLC or LINN Energy Holdco LLC into LINN common stock on or prior to April 30, 2018, (ii) provided that he was entitled to certain tax protections in connection with such conversion, (iii) provided that he is eligible to participate in a liquidity program with respect to his vested shares of common stock, and (iv) provided that he is eligible to participate in a new liquidity program with respect to the fully vested shares of Roan that he will receive in connection with the spin-off, the terms of which he will negotiate with the LINN board of directors in good faith.

The Furbee Offer Letter provides Mr. Furbee with an initial base salary of $325,000 per year; an annual bonus opportunity targeted at 60% of his annual base salary; the right to receive a grant of RSUs under the Riviera Equity Plan; and the right to participate in the health, welfare and retirement programs of the Company in accordance with their terms and conditions.

Upon any termination of employment with the Company, Mr. Rottino will be entitled to: (i) his accrued but unpaid base salary as of the termination date, and (ii) any other amounts that may be reimbursable by the Company as expressly provided under the Rottino Employment Agreement.

The Rottino Employment Agreement also provides Mr. Rottino severance benefits payable upon a termination of employment by Riviera without “cause” (as defined below) or by Mr. Rottino for “good reason” (as defined below) (any such termination constituting an “Eligible Termination” if occurring during the period beginning six (6) months prior to and ending two (2) years following a “change of control”), consisting of: (i) any earned (or deemed earned) but unpaid bonus amount for the year prior to termination; (ii) a pro rata bonus for the year of termination; (iii) two (2) times (or, upon an Eligible Termination, two and a half (2.5) times) the sum of his (x) base salary at the highest rate in effect at any time during the thirty-six (36)-month period immediately preceding the employment termination date, plus (y) target bonus for the year in which his termination occurs (or, upon an Eligible Termination, the highest annual bonus he was paid during the thirty-six (36)-month period immediately preceding the “change of control”); and (iv) continued health insurance benefits under the Company group health plan (at the employee-rate) for the “maximum required period” (or, upon an Eligible Termination, for eighteen (18) months), subject to his continued eligibility for COBRA coverage and terminable if he obtains other employment offering group health plan coverage; and (v) reimbursement of the Company’s portion of any premium expenses paid following the end of the “maximum required period.”

The Rottino Employment Agreement also provides that, upon a termination of employment due to Mr. Rottino’s death or “disability,” by the Company without “cause,” or by Mr. Rottino for “good reason” (as each term is defined in the Rottino Employment Agreement), all of Mr. Rottino’s outstanding and unvested long-term incentive awards will immediately vest.

All severance payments described above are subject to Mr. Rottino entering into, and not revoking, a release of claims.

The Rottino Employment Agreement provides for a Code Section 280G “best-net” cutback, which would cause an automatic reduction in Mr. Rottino’s “change of control” severance payments and benefits in the event such reduction would result in Mr. Rottino receiving greater payments and benefits on an after-tax basis.

The Rottino Employment Agreement subjects Mr. Rottino to employment term non-competition, as well as employment term and twelve (12)-month post-employment non-solicitation and non-interference, restrictive covenants. It also subjects him to assignment of inventions and employment term and five (5)-year post-employment confidentiality covenants. Upon an Eligible Termination, Mr. Rottino will not be subject to the post-employment non-solicitation and non-interference covenants.

For purposes of the Rottino Employment Agreement, the Company will have “cause” to terminate Mr. Rottino’s employment upon the occurrence of any of his: (i) conviction of, or plea of nolo contendere to, any felony or any crime or offense causing substantial harm to any of the Company or its direct or indirect subsidiaries (whether or not for personal gain) or involving acts of theft, fraud, embezzlement, moral turpitude or similar conduct; (ii) repeated intoxication by alcohol or drugs during the performance of his duties; (iii) willful and intentional misuse of any of the funds of the Company or its direct or indirect subsidiaries, (iv) embezzlement; (v) willful and material misrepresentations or concealments on any written reports submitted to any of the Company or its direct or indirect subsidiaries; (vi) willful and intentional material breach of the Rottino Employment Agreement; (vii) material failure to follow or comply with the reasonable and lawful written directives of the board of directors; or (viii) conduct constituting a material breach by him of the Company’s then current (A) Code of Business Conduct and Ethics, and any other written policy referenced therein, or (B) the Code of Ethics for Chief Executive Officer and senior financial officers, if applicable, provided that, in each case, he knew or should have known such conduct to be a breach.

For purposes of the Rottino Employment Agreement, Mr. Rottino will have “good reason” to terminate his employment with the Company upon the occurrence of any of the following without written consent: (i) a reduction in his then current “base salary” or “bonus level percentage” (both as defined in the Rottino Employment Agreement), or both; (ii) failure by the Company to pay in full on a current basis (A) any of the compensation or benefits described in the Rottino Employment Agreement that are due and owing, or (B) any amounts due and owing to him under any long-term or short-term or other incentive compensation plans, agreements or awards; (iii) material breach of any provision of the Rottino Employment Agreement by the Company; or (iv) any material reduction in his title, authority, duties, responsibilities or reporting relationship from those in effect as of the effective date of the Rottino Employment Agreement. Upon an Eligible Termination, Mr. Rottino will also have “good reason” to terminate employment with the Company upon the occurrence of a relocation of his primary place of employment to a location more than 50 miles from the Company’s location on the day immediately preceding the “change of control.”

For purposes of the Rottino Employment Agreement, a “change of control” means the first to occur of: (i) any “person,” as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, any trustee or other fiduciary holding securities under any employee benefit plan of the Company, or any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of common stock of the Company), becoming the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities; (ii) during any period of twenty-four (24) consecutive calendar months, individuals who were directors of the Company on the first day of such period (the “Incumbent Directors”) cease for any reason to constitute a majority of the board of directors; provided, however, that any individual becoming a director subsequent to the first day of such period whose election, or nomination for election, by the Company’s stockholders was approved by a vote of at least two-thirds of the Incumbent Directors will be considered as though such individual were an Incumbent Director, but excluding, for purposes of this proviso, any such individual whose initial assumption of office occurs as a result of an actual or threatened proxy contest with respect to election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a “person” (as used in Section 13(d) of the Exchange Act), in each case, other than the board of directors, which individual, for the avoidance of doubt, shall not be deemed to be an Incumbent Director for purposes of this section, regardless of whether such individual was approved by a vote of at least two-thirds of the Incumbent Directors; (iii) consummation of a reorganization, merger, consolidation or other business combination (any of the foregoing, a “Business Combination”) of the Company or any direct or indirect subsidiary with any other corporation, in any case with respect to which the Company’s voting securities outstanding immediately prior to such Business Combination do not, immediately following such Business Combination, continue to represent (either by remaining outstanding or being converted into voting securities of the Company or any ultimate parent thereof) more than 50% of the then outstanding voting securities entitled to vote generally in the election of directors of the Company (or its successor) or any ultimate parent thereof after the Business Combination; or (iv) (A) a complete liquidation or dissolution of the Company or (B) the consummation of a sale or disposition of all or substantially all of the assets of the Company and its subsidiaries (on a consolidated basis) in one or a series of related transactions.

Severance Plan

The Company assumed the LINN Energy, Inc. Severance Plan (the “LINN Severance Plan”) through March 1, 2019, at which time it implemented the Riviera Resources, Inc. Severance Plan (the “Company Severance Plan”), which was largely based on the LINN Severance Plan. The Company Severance Plan provides severance benefits to eligible Company employees in the event of certain qualifying terminations of employment (as described below), with the amount of the severance benefits determined according to four (4) different tiers based on the employee’s position within the Company. Company employees who are provided severance through another agreement are not eligible for severance under the Company Severance Plan, and as such, Mr. Rottino is not eligible to receive severance benefits under the Company Severance Plan. All Company Severance Plan participants are eligible to receive severance if they are terminated by the Company without “cause” (as defined below), and certain Company Severance Plan participants in the first tier also are eligible to receive severance upon a resignation for “good reason” (as defined below), with the severance, in each case, consisting of: (i) an amount between three (3) months and one (1) year of base salary, payable in lump sum, (ii) a pro-rated annual bonus for the year of termination, payable in a lump sum, (iii) between three (3) months and twelve (12) months of COBRA coverage, and (iv) three (3) months of fees paid to third parties for outplacement assistance.

The Company Severance Plan contains restrictive covenants applicable to participants in the first, second and third tiers, specifically: (i) non-competition during the participant’s employment and for (A) six (6) months thereafter for those in the second tier and (B) nine (9) months thereafter for those in the first tier, and (ii) non-solicitation of current customers and employees during employment and for one (1) year thereafter for those in the first, second and third tiers.

For purposes of the Company Severance Plan, the Company will have “cause” to terminate a participant upon the occurrence of any of the participant’s: (i) conviction of, indictment for, or plea of guilty or nolo contendere to, any felony or any crime or offense causing substantial harm to any of the Company or its direct or indirect subsidiaries (whether or not for personal gain) or involving acts of theft, fraud, embezzlement, moral turpitude or similar conduct; (ii) repeated intoxication by alcohol or drugs during the performance of his or her duties; (iii) willful and intentional misuse of any of the funds of the Company or its direct or indirect subsidiaries; (iv) embezzlement; (v) willful and material misrepresentations or concealments on any written reports submitted to any of the Company or its direct or indirect subsidiaries; (vi) conduct constituting a material breach of the Company’s then current Code of Business Conduct and Ethics or any other written policy referenced therein, including but not limited to the Riviera Employee Handbook or any written policy of the participant’s employer; provided that, in each case, the participant knew or should have known such conduct to be a breach; or (vii) continued failure to meet the reasonable performance expectations of the Company, after receiving notice of the performance standards not being met and a reasonable opportunity to correct such performance issues.

For purposes of the Company Severance Plan, a plan participant will have “good reason” to terminate his or her employment with the Company upon the occurrence of any of the following without written consent: (i) a reduction in the participant’s base salary; (ii) any material reduction in the participant’s title, authority or responsibilities; or (iii) relocation of the participant’s primary place of employment to a location of more than fifty (50) miles from the employer’s then current location.

COMPENSATION COMMITTEE REPORT

Our Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis set forth above. Based on this review and discussion, the Compensation Committee has recommended to the board of directors of the Company that the Compensation Discussion and Analysis be included in this annual report.

The Compensation Committee of Riviera Resources, Inc.

Matthew Bonanno

Philip Brown

Evan Lederman

Andrew Taylor

Notwithstanding anything to the contrary set forth in any of our previous or future filings under the Securities Act of 1933 or the Exchange Act that might incorporate this Proxy Statement or future filings with the SEC, in whole or in part, the preceding report shall not be deemed to be “soliciting material” or to be “filed” with the SEC or incorporated by reference into any filing except to the extent the foregoing report is specifically incorporated by reference therein.

Compensation Committee Interlocks and Insider Participation

During the course of 2018, none of our Compensation Committee members had at any time in the last year (while serving as a Compensation Committee member) or previously been one of our officers or employees and none has had any relationships with our company of the type that is required to be disclosed under Item 404 of Regulation S-K. None of our executive officers has served as a member of the board of directors, or as a member of the compensation or similar committee, of any entity that has one or more executive officers who served on our board of directors or Compensation Committee during 2018.

Pay Ratio Disclosure

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the total annual compensation of our employees and the annual total compensation of our president and chief executive officer:

For 2018, our last completed fiscal year:

•	The median of the total annual compensation of all employees of our Company (excluding our CEO) was $92,605; and

•	The total annual compensation of our chief executive officer, as reported in the Summary Compensation Table below, was $6,923,608.

Based on this information, for 2018, the ratio of the annual total compensation of Mr. Rottino, our president and chief executive officer, to the median of the annual total compensation of all employees was 75 to 1.

To identify the median of the annual total compensation of all our employees, as well as to determine the annual total compensation of our median employee and our CEO, we took the following steps:

•

We determined that, as of December 31, 2018, our employee population consisted of approximately 481 full-time employees, with all of these individuals located in the United States. This population did not include employees who were on leaves of absence as of December 31, 2018, or any part-time or temporary employees.

•

To identify the “median employee” from our employee population, we used cash compensation consisting of base salary, 401k match and annual bonus, as reflected in our payroll records as reported to the Internal Revenue Service on Form W-2 for 2018 but excluding the value of LINN shares vesting under the Riviera Equity Plan prior to or in connection with the spin-off (the “LINN Legacy Vestings”). In making this determination, we annualized the base pay or monthly wages and annual bonus amounts paid in respect of 2018 for those full-time employees who did not work for the entire 12-month period.

•

Once we identified our median employee, we combined all of the elements of such employee’s compensation for 2018, in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K (but excluding the LINN Legacy Vestings), resulting in annual total compensation of $92,605.

•	With respect to the total annual compensation of our CEO, we used the amount reported in the “Total” column of the Summary Compensation Table, which exclude the LINN Legacy Vestings.

Because the SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

Relation of Compensation Policies and Practices to Risk Management

In combination with our risk-management practices, we do not believe that risks arising from our compensation policies and practices for our employees are reasonably likely to have a material adverse effect on the Company. In making this determination, we considered the following:

•	The Company’s compensation package for our executives provides a mixture of cash and equity, annual and longer term compensation, and time-based and performance-based award.

•	The Riviera Equity Plan, which is intended to comprise the largest percentage of our executives’ overall compensation package, is heavily weighted toward long-term performance.

•	The Company’s annual cash bonus program for executives is subject to the discretion of the Compensation Committee.

•

The Company sets high ethical expectations of its employees, including the executives, through its policies and procedures, including the Code of Conduct and Business Ethics, and provides various mechanisms for reporting of issues.

2018 SUMMARY COMPENSATION TABLE

The following table includes the compensation earned by our NEOs for the fiscal year ended December 31, 2018, and their respective titles as of December 31, 2018.

Name and Principal Position	Year(1)	Salary ($)	Non-Equity Incentive Plan Compensation ($)(2)	Stock Awards ($)(3)	All Other Compensation ($)(4)	Total ($)
David Rottino	2018	525,000	590,625	5,796,983	11,000	6,923,608
President, Chief Executive Officer and Director	2017	500,000	1,000,000	24,734,849	20,800	26,255,649
	2016	500,000	2,700,000	—	25,900	3,225,900
Daniel Furbee Executive Vice President and Chief Operating Officer	2018	243,376	219,375	2,039,076	9,750	2,511,577
James G. Frew Executive Vice President and Chief Financial Officer	2018	300,000	168,750	2,347,114	11,000	2,826,864
Darren Schluter Executive Vice President, Finance, Administration and Chief Accounting Officer	2018	300,000	168,750	1,809,911	11,000	2,289,661
Holly Anderson Executive Vice President and General Counsel	2018	300,000	168,750	1,089,786	11,000	1,569,536

(1)

We have included all compensation earned by each NEO in 2018 even though the Company was officially formed on August 7, 2018, and as such, some of the included compensation paid and other benefits provided to the NEOs came from LINN and may not be indicative of the Company’s compensation practices. Compensation paid to Mr. Rottino for 2016 and 2017 represents amounts that were both paid and previously reported by LINN.

(2)

The amounts for each NEO for 2018 reflect cash bonus payments approved by the Compensation Committee for performance in 2018. The 2018 amounts were not actually paid until February 2019. The amount for Mr. Rottino for 2017 was previously reported by LINN and was approved by the LINN compensation committee for performance in 2017. The 2017 amount was not actually paid until January 2018. The amount for Mr. Rottino for 2016 reflects aggregate cash bonus payments previously reported by LINN which were made pursuant to LINN’s executive incentive plan that was paid in four installments in March 2016, July 2016, October 2016 and January 2017.

(3)

The amounts for each NEO for 2018 reflect the aggregate grant date fair value of New RSU, Legacy RSU and PSU awards granted under the Riviera Equity Plan, computed in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in Note 13 to the Company’s audited consolidated financial statements for the year ended December 31, 2018, included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018. The value ultimately realized upon the actual vesting of the award(s) may or may not be equal to this determined value. The PSUs were subject to market conditions. No performance targets have currently been met.

The 2017 amount reflects the aggregate grant date fair value of (i) restricted stock units granted under LINN’s omnibus incentive plan and (ii) class B units of LINN Energy Holdco LLC, which were intended to be “profits interests” for U.S. federal income tax purposes, granted under the LINN Energy Holdco LLC Incentive Interest Plan (“Holdco LLC Plan”), computed in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts were included in Note 15 to LINN’s audited consolidated financial statements included in LINN’s Annual Report on Form 10-K for the year ended December 31, 2017. These calculations assumed full achievement of all performance conditions applicable to the Class B Units granted under the Holdco LLC Plan. LINN granted no share-based awards during the year ended December 31, 2016. In December 2016, LINN canceled all of its then-outstanding unvested restricted units, phantom units and performance unit awards, as well as its then-outstanding unit options, in each case, without payment of any consideration.

(4)

For each NEO, the amount shown for 2018 reflects matching contributions allocated by the Company to each of the Company’s NEOs pursuant to the Company’s 401(k) plan. The amounts shown for Mr. Rottino for 2016 and 2017 reflect (i) matching contributions allocated by LINN pursuant to its retirement savings plan and (ii) $10,000 paid by LINN for reimbursement of certain tax preparation expenses.

2018 GRANTS OF PLAN BASED AWARDS

The following table sets forth certain information with respect to grants of plan-based awards to our NEOs during the fiscal year ended December 31, 2018.

Name	Award Type	Grant Date	Estimated future payouts under non-equity incentive plan awards(1)			Estimated future payouts under equity incentive plan awards			All Other Stock Awards: Number of Shares of Stock or Units(2) (#)	Grant Date Fair Value of Stock and Option Awards(3)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
David Rottino	Cash		—	525,000	—	—	—	—	—	—
	Legacy RSUs	12/15/18	—	—	—	—	—	—	126,408	1,990,926
	New RSUs	12/15/18	—	—	—	—	—	—	138,700	2,184,525
	PSUs	12/15/18	—	—	—	—	264,524	529,048	—	1,621,532
Daniel Furbee	Cash		—	195,000	—	—	—	—	—	—
	New RSUs	12/15/18	—	—	—	—	—	—	74,308	1,170,351
	PSUs	12/15/18	—	—	—	—	141,717	283,434	—	868,725
James G. Frew	Cash		—	150,000	—	—	—	—	—	—
	Legacy RSUs	12/15/18	—	—	—	—	—	—	33,806	532,445
	New RSUs	12/15/18	—	—	—	—	—	—	66,130	1,041,548
	PSUs	12/15/18	—	—	—	—	126,121	252,242	—	773,122
Darren Schluter	Cash		—	150,000	—	—	—	—	—	—
	Legacy RSUs	12/15/18	—	—	—	—	—	—	35,082	552,542
	New RSUs	12/15/18	—	—	—	—	—	—	45,821	721,681
	PSUs	12/15/18	—	—	—	—	87,388	174,776	—	535,688
Holly Anderson	Cash		—	150,000	—	—	—	—	—	—
	Legacy RSUs	12/15/18	—	—	—	—	—	—	19,999	314,984
	New RSUs	12/15/18	—	—	—	—	—	—	28,235	444,701
	PSUs	12/15/18	—	—	—	—	53,850	107,700	—	330,101

(1)

Represents annual incentive compensation for 2018 as described in further detail under “Compensation Discussion and Analysis—Elements of Executive Compensation—Annual Incentive Awards.” Amounts actually paid for 2018 are reported in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table above.

(2)

As described in further detail under “Compensation Discussion and Analysis—Elements of Executive Compensation—Riviera Long Term Incentive Compensation,” the RSUs generally vest in three equal annual installments, beginning on the first anniversary of the date of grant, and the PSUs vest based on the achievement of equity value growth conditions.

(3)

Reflects the aggregate grant date fair value of RSUs and PSUs granted under the Riviera Equity Plan calculated in accordance with the ASC Topic 718, without taking into account estimated forfeitures, based on the fair market value of a share of our common stock on the date of grant. For information about assumptions made in the valuation of these awards, see Note 13 of the Notes to Consolidated and Combined Financial Statements included under “Item 8. Financial Statements and Supplementary Data.”. The value ultimately realized upon the actual vesting of the award(s) may or may not be equal to this determined value. The PSU awards are assumed to have vested at the target amount, but performance targets have currently been met.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2018

The following table sets forth certain information with respect to outstanding equity awards at December 31, 2018.

Name	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(2)	Equity Incentive Plan Awards: Market or Payout Value Of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)
David Rottino	12/15/18	265,108	4,188,706	264,524	1,346,427
Daniel Furbee	12/15/18	74,308	1,174,066	141,717	721,340
James G. Frew	12/15/18	99,936	1,578,989	126,121	641,953
Darren Schluter	12/15/18	80,903	1,278,267	87,388	444,805
Holly Anderson	12/15/18	48,234	762,097	53,850	274,097

(1)	The Legacy RSUs vest in accordance with the vesting schedule applicable to the corresponding LINN RSUs. The New RSUs vest in three equal annual installments on July 1, 2019, 2020 and 2021.
(2)

The PSUs vest according to performance conditions as described in further detail under “Compensation Discussion and Analysis—Elements of Executive Compensation—Riviera Long Term Incentive Compensation.”

(3)	Amounts reported are based on the fair market value of our common stock on the last day of the fiscal year ended December 31, 2018 ($15.80 per share).

2018 OPTION EXERCISES AND SHARES VESTED

Other than the LINN Legacy Vestings, none of our NEOs held equity-based awards that vested during the fiscal year ended December 31, 2018.

PENSION BENEFITS

Currently, the Company does not, and does not intend to, provide pension benefits to NEOs.

NON-QUALIFIED DEFERRED COMPENSATION

Currently, the Company does not, and does not intend to, sponsor or adopt a nonqualified deferred compensation plan.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

The following table sets forth information concerning the change of control and severance payments to be made to each of our NEOs in connection with a change of control or termination of employment, based on a termination or change of control date of December 31, 2018 and the fair market value of a share of common stock on December 31, 2018 ($15.80 per share). The below table only includes information for employment termination or change of control events that trigger vesting or severance-related payments, and assumes that each executive will take all action necessary or appropriate for such person to receive the maximum available benefit, such as execution of a release of claims. Additional descriptions of the terms of our agreements, plans, and arrangements with our NEOs are set forth in “Executive Compensation—Compensation Discussion and Analysis—Elements of Executive Compensation.”

The precise amount that each of our NEOs would receive cannot be determined with any certainty until a change of control has occurred.

Named Executive Officer Benefits and Payments upon Termination

Name(1)	Termination Event	Salary Continuation ($)	Pro-Rated Bonus ($)	Continuation of Medical Benefits ($)	Acceleration of Equity Awards ($)(2)	Total Termination Payments ($)
David Rottino	Termination Without Cause or for Good Reason	2,257,500	525,000	49,349	4,188,706	7,020,555
	Qualifying Termination following a Change of Control	2,821,875	525,000	37,012	4,188,706	7,572,595
	Death or Disability	—	525,000	—	4,188,706	4,713,706
Daniel Furbee	Termination Without Cause or for Good Reason	325,000	195,000	24,674	1,174,066	1,718,740
	Qualifying Termination following a Change of Control	325,000	195,000	24,674	1,174,066	1,718,740
	Death or Disability	—	195,000	—	1,174,066	1,369,066
James G. Frew	Termination Without Cause or for Good Reason	300,000	150,000	24,674	1,578,989	2,053,663
	Qualifying Termination following a Change of Control	300,000	150,000	24,674	1,578,989	2,053,663
	Death or Disability	—	150,000	—	1,578,989	1,728,989
Darren Schluter	Termination Without Cause or for Good Reason	300,000	150,000	24,674	1,278,267	1,752,941
	Qualifying Termination following a Change of Control	300,000	150,000	24,674	1,278,267	1,752,941
	Death or Disability	—	150,000	—	1,278,267	1,428,267
Holly Anderson	Termination Without Cause or for Good Reason	300,000	150,000	24,674	762,097	1,236,771
	Qualifying Termination following a Change of Control	300,000	150,000	24,674	762,097	1,236,771
	Death or Disability	—	150,000	—	762,097	912,097

(1)

Mr. Rottino is party to an employment agreement that provides severance as described in further detail under “Compensation Discussion and Analysis—Employment Agreements.” Messrs. Furbee, Frew and Schluter, and Ms. Anderson are provided severance benefits through the Company Severance Plan as described in further detail under “Compensation Discussion and Analysis—Severance Plan.”

(2)

Amounts reported are based on the acceleration of all unvested Legacy RSUs and New RSUs, valued at the fair market value of our common stock on the last day of the fiscal year ended December 31, 2018 ($15.80 per share).

DIRECTOR COMPENSATION

Currently, the Company does not, and does not intend to, provide compensation, other than reimbursement of business related expenses.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of March 31, 2019, the number of shares beneficially owned by: (i) each person who is known to us to beneficially own more than 5% of a class of shares; (ii) the current directors and nominees of our Board; (iii) each Named Officer; and (iv) all current directors and executive officers as a group. We obtained certain information in the table from filings made with the SEC. Unless otherwise noted, each beneficial owner has sole voting power and sole investment power.

Name of Beneficial Owner	Shares of Common Stock Beneficially Owned(1)	Percentage of Outstanding
5% Stockholders:
Elliott funds(2)	15,794,132	23.7%
Fir Tree funds(3)	14,712,070	22.0%
York Capital funds(4)	9,144,292	13.7%

Directors and Named Executive Officers:
David B. Rottino	284,596	*
Daniel Furbee	1,250	*
James G. Frew	12,787	—
Darren Schluter	13,269	—
Holly Anderson	7,564	—
Matthew Bonanno	—	—
Philip Brown	—	—
C. Gregory Harper	—	—
Evan Lederman	—	—
Andrew Taylor	—	—
All Directors and Named Executive Officers as a Group (10 persons)(5)	319,466	*

*	Less than 1% based on based on the 66,791,031 shares outstanding as of March 31, 2019
(1)

The amounts and percentages of common stock beneficially owned are reported on the basis of regulations of the Commission governing the determination of beneficial ownership of securities. Under the rules of the Commission, a person is deemed to be a “beneficial owner” of a security if that person has or shares voting power, which includes the power to vote or direct the voting of such security, or investment power, which includes the power to dispose of or to direct the disposition of such security. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest.

(2)

Consists of (i) 26,513 shares owned by Elliott Associates, L.P. (“Elliott Associates”), (ii) 5,027,660 shares owned by The Liverpool Limited Partnership (“Liverpool”) and (iii) 10,739,959 shares owned by Spraberry Investments Inc. (“Spraberry,” and collectively with Elliott Associates and Liverpool, the “Elliott funds”). The sole limited partner of Liverpool is Elliott Associates. Spraberry is an indirect subsidiary of Elliott International, L.P. (“Elliott LP”). Elliott International Capital Advisors Inc. is the investment manager of Elliott LP (“Elliott IM”) and is regulated by the Commission as an investment advisor. Elliott IM has voting and investment power with respect to the shares held by Spraberry and may be deemed to be the beneficial owner thereof. The sole limited partner of Elliott LP is Elliott International Limited. There is no single beneficial shareholder of Elliott International Limited holding shares equal to 10% or more of its total capital. Each of Elliott Advisors GP LLC, Elliott Capital Advisors, L.P. and Elliott Special GP, LLC,

is a general partner of Elliott Associates and is regulated by the Commission as an investment advisor. Each of Elliott Advisors GP LLC, Elliott Capital Advisors, L.P. and Elliott Special GP, LLC has voting and investment power with respect to the shares held by Elliott Associates and may be deemed to be the beneficial owner thereof. There is no single beneficial limited partner of Elliott Associates holding limited partnership interests equal to 10% or more of its total capital. Andrew Taylor, a member of the investment team of Elliott Management Corporation, an affiliate of the Elliott funds, serves on the Board of Directors of the Company. The address and telephone number of each of the foregoing entities and Mr. Taylor is c/o Elliott Management Corporation, 40 West 57th Street, New York, New York 10019 and (212) 506-2999.
(3)

Consists of (i) 548,558 shares owned by Fir Tree Capital Opportunity Master Fund III, L.P., (ii) 1,785,444 shares owned by Fir Tree Capital Opportunity Master Fund, L.P., (iii) 9,968,920 shares owned by Fir Tree E&P Holdings VI, LLC, (iv) 1,150,589 shares owned by FT SOF IV Holdings, LLC, (v) 1,217,275 shares owned by FT SOF V Holdings, LLC and (vi) 41,284 shares owned by FT COF(E) Holdings, LLC (collectively, the “Fir Tree funds”). Fir Tree Capital Management LP (“FTCM”) (f/k/a Fir Tree Inc.) is the investment manager for the Fir Tree funds. Jeffrey Tannenbaum, David Sultan and Clinton Biondo control FTCM. Each of FTCM, Messrs. Tannenbaum, Sultan and Biondo has voting and investment power with respect to the shares of common stock owned by the Fir Tree funds and may be deemed to be the beneficial owner of such shares. Evan S. Lederman serves on the Board of Directors of the Company and is a partner of FTCM. Mr. Lederman does not have voting and investment power with respect to the shares of common stock owned by the Fir Tree funds in his capacity as a partner of FTCM. The address and telephone number of each of the foregoing entities, Messrs. Tannenbaum, Biondo, Sultan and Lederman is c/o Fir Tree Capital Management LP, 55 West 46th Street, 29th Floor, New York, New York 10036 and (212) 398-3500.

(4)

Consists of (i) 1,329,972 shares owned by York Capital Management, L.P., (ii) 3,088,432 shares owned by York Credit Opportunities Investments Master Fund, L.P., (iii) 2,424,480 shares owned by York Credit Opportunities Fund, L.P., (iv) 1,850,097 shares owned by York Multi-Strategy Master Fund, L.P., (v) 135,392 shares owned by Exuma Capital, L.P., (vi) 278,587 shares owned by York Select Strategy Master Fund, L.P. and (vii) 37,332 shares owned by Jorvik Multi-Strategy Master Fund, L.P. (collectively, the “York Capital funds”). York Capital Management Global Advisors, LLC (“YCMGA”) is the senior managing member of the general partner of each of the York Capital funds. James G. Dinan is the chairman of, and controls, YCMGA. Each of YCMGA and Mr. Dinan has voting and investment power with respect to the shares owned by each of the York Capital funds and may be deemed to be beneficial owners thereof. Each of YCMGA and Mr. Dinan disclaim beneficial ownership of such shares except to the extent of their pecuniary interests therein. Matthew W. Bonanno, a partner of YCMGA, serves on the Board of Directors of the Company. The address and telephone number of the York Capital funds, Mr. Dinan and Mr. Bonanno is 767 Fifth Avenue, 17th Floor, New York, New York 10153 and (212) 300-1300.

(5)	The address of each beneficial owner is c/o Riviera Resources, Inc., 600 Travis Street, Suite 1700, Houston, Texas 77002.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In the ordinary course of our business, we purchase products or services from, or engage in other transactions with, various third parties. Occasionally, these transactions may involve entities that are affiliated with one or more members of our Board. When they occur, these transactions are conducted in the ordinary course and on an arms-length basis.

Review and Approval of Related Party Transactions

We review all relationships and transactions in which our company and our directors and executive officers or their immediate family members are participants to determine whether such persons have a direct or indirect material interest. We have developed and implemented processes and controls to obtain information from our directors and executive officers with respect to related party transactions and for then determining, based on the facts and circumstances, whether we or a related party has a direct or indirect material interest in the transaction. As required under SEC rules, transactions that are determined to be directly or indirectly material to us or a related party are disclosed in our annual proxy statement. In addition, our Board reviews and approves or ratifies or disapproves any related party transaction that is required to be disclosed. In the course of its review of a disclosable related party transaction, consideration is given to:

•	the nature of the related party’s interest in the transaction;

•	the material terms of the transaction, including, without limitation, the amount and type of transaction;

•	the importance of the transaction to the related party;

•	the importance of the transaction to us;

•	whether the transaction would impair the judgment of a director or executive officer to act in our best interest; and

•	any other matters deemed appropriate.

Any director who is a related party with respect to a transaction under review may not participate in the deliberations or vote respecting approval or ratification of the transaction; provided, however, that such director may be counted in determining the presence of a quorum at the meeting where the transaction is considered.

Related Party Transactions

Registration Rights Agreement

On August 7, 2018 (the “Distribution Date”), we entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with certain of its stockholders that own at least 10% of the Riviera Common Stock or that are otherwise reasonably determined to be affiliates of the Company (collectively, the “Registration Rights Holders”).

The Registration Rights Agreement requires the Company, within 60 calendar days following the Distribution Date, subject to certain exceptions, to file a shelf registration statement that includes the Registrable Securities (as defined in the Registration Rights Agreement) whose inclusion has been timely requested. The Registration Rights Agreement also provides the Registration Rights Holders the ability to demand registrations or underwritten shelf takedowns subject to certain requirements and exceptions. In addition, if the Company proposes to register shares of Riviera Common Stock in certain circumstances, the Registration Rights Holders will have certain “piggyback” registration rights, subject to restrictions set forth in the Registration Rights Agreement, to include their shares of the Riviera Common Stock in the registration statement.

The Registration Rights Agreement also provides that (a) for so long as the Company is subject to the requirements to publicly file information or reports with the SEC pursuant to Section 13 or 15(d) of the Exchange Act, the Company will use best efforts to timely file all information and reports with the SEC and comply with all such requirements, and (b) if the Company is not subject to the requirements of Section 13 or 15(d) of the

Exchange Act, make available information necessary to comply with Section 4(a)(7) of the Securities Act and Rule 144 and Rule 144A, if available with respect to resales of the Registrable Securities under the Securities Act, at all times, all to the extent required from time to time to enable such Registration Rights Holder to sell Registrable Securities without registration under the Securities Act.

The foregoing descriptions of the Registration Rights Agreement are incomplete and are qualified in their entirety by reference to the complete document, which is attached as Exhibit 10.3 to our 8-K filed August 10, 2018 and incorporated herein by reference.

Water Handling Agreement

On January 31, 2019, a subsidiary of Blue Mountain entered into an agreement to gather, treat or dispose of produced water from Roan Resources LLC, whereby Roan Resources LLC agreed to pay certain fees to the subsidiary of Blue Mountain for water handling and treatment services provided, as applicable. On April 1, 2019, Blue Mountain began providing services under the agreement. The original term of the agreement is until January 31, 2029. Elliott Management Corporation, one of the Company’s principal shareholders, is a principal shareholder of Roan Resources LLC.

Indemnification of Officers and Directors

Our certificate of incorporation provides that we generally indemnify officers and members of our board of directors against all losses, claims, damages or similar events. Section 145 of the Delaware General Corporation Law (“DGCL”) empowers a Delaware corporation to indemnify and hold harmless any member or manager or other person from and against all claims and demands whatsoever. On August 7, 2018 we entered into individual indemnity agreements with each of our executive officers and directors which supplemented the indemnification provisions in our certificate of incorporation.

STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS

Stockholders may propose matters to be presented at stockholders’ meetings and may also recommend persons for nomination or nominate persons to be directors, subject to the formal procedures that have been established under Section 1.3 of our Bylaws.

Proposals for 2020 Annual Meeting

Pursuant to rules promulgated by the SEC, any proposals of stockholders of our company intended to be presented at the Annual Meeting of Stockholders to be held in 2020 and included in our Proxy Statement and form of proxy relating to that meeting, must be received at our principal executive offices, 600 Travis, Suite 1700, Houston, Texas 77002, no later than December 24, 2019.

Such proposals must be in conformity with all applicable legal provisions, including Rule 14a-8 of the General Rules and Regulations under the Securities Exchange Act of 1934.

In addition to the SEC rules described in the preceding paragraphs, pursuant to Sections 1.2, 1.3 and 1.4 of our Bylaws, only proposals of business made in accordance with the following procedures are eligible for consideration by our stockholders at an annual meeting of stockholders. Proposals may be made only (a) by or at the direction of our Board or (b) by any holder of shares who is entitled to vote at the meeting and who complied with the following notice procedures. For proposals to be properly brought before an annual meeting by a stockholder:

(1) the stockholder must have given timely notice thereof in writing to the Secretary of the Company (the “Secretary”), setting forth the information described in Section 1.4 of our Bylaws; and

(2) such business must be a proper matter for stockholder action under our Bylaws and the Delaware Act;

Our Bylaws provide that to be timely, a stockholder’s notice must be delivered to our Secretary at our principal executive offices not less than 45 nor more than 75 days prior to the one-year anniversary of the date on which the Company first mailed its proxy materials for the preceding year’s annual meeting of stockholders. For a proposal of business to be considered at the 2020 Annual Meeting of Stockholders, a stockholder’s notice should be properly submitted to our Secretary at our principal executive offices, 600 Travis, Suite 1700, Houston, Texas 77002, no later than March 6, 2020, but not earlier than February 7, 2020.

A stockholder’s notice to our Secretary must set forth (a) a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (b) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the proposal is made (i) the name and address of such stockholder, as they appear on our books, and of such beneficial owner, (ii) the class and number of shares which are owned beneficially and of record by such stockholder and such beneficial owner, and (iii) any other information relating to each such party that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or the election of directors in a contested election pursuant to Section 14 of the Exchange Act.

Nominations for 2020 Annual Meeting

Pursuant to Sections 1.2, 1.3 and 1.4 of our Bylaws, only persons who are nominated in accordance with the following procedures are eligible for election as directors. Nominations of persons for election to our Board may be made at a meeting of stockholders only (a) by or at the direction of our Board or (b) by any stockholder of our company: (i) who is entitled to vote at the meeting, (ii) who was a stockholder of the Company as of the record date for such meeting to elect one or more members to our Board assuming that such holder cast all of the votes it is entitled to cast in such election in favor of a single candidate and such candidate received no other votes from any other holder of shares (or, in the case where such holder holds a sufficient number of shares to elect more than one director, such holder votes its shares as efficiently as possible for such candidates and such candidates receive no further votes from holders of outstanding shares) and (iii) who complies with the following notice procedures. All nominations, other than those made by or at the direction of our Board, must be made pursuant to timely notice in writing to our Secretary. With respect to director elections held at our Annual Meetings, our Bylaws provide that to be timely, a stockholder’s notice must be delivered to our Secretary at our principal executive offices not less than 45 nor more than 75 days prior to the one-year anniversary of the date on which the Company first mailed its proxy materials for the preceding year’s annual meeting of stockholders. For a proposal of business to be considered at the 2020 Annual Meeting of Stockholders, a stockholder’s notice should be properly submitted to our Secretary at our principal executive offices, 600 Travis, Suite 1700, Houston, Texas 77002, no later than March 6, 2020, but not earlier than February 7, 2020.

A stockholder’s notice to our Secretary must set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected; and (b) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made (i) the name and address of such stockholder as they appear on our books and of such beneficial owner, (ii) the class and number of shares which are owned beneficially and of record by such stockholder and such beneficial owner, and (iii) any other information relating to each such party that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or the election of directors in a contested election pursuant to Section 14 of the Exchange Act.

SOLICITATION AND MAILING OF PROXIES

The expense of preparing, printing and mailing this Proxy Statement and the proxies solicited hereby will be borne by us. In addition to the use of the mail, proxies may be solicited by our representatives in person or by telephone, electronic mail or facsimile transmission. These representatives will not be additionally compensated for such solicitation, but may be reimbursed for out-of-pocket expenses incurred. If undertaken, we expect the expenses of such solicitation by our representatives to be nominal. We will also request brokerage firms, banks, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of our shares as of the Record Date and will provide reimbursement for the cost of forwarding the proxy materials in accordance with customary practice.

If a stockholder wishes to give such holder’s proxy to someone other than the names appearing in the proxy card, the names appearing in the proxy card must be crossed out and the name of another individual or individuals (not more than three) inserted. The signed card must be presented at the Annual Meeting by the individual or individuals representing such stockholder.

As a matter of policy, proxies, ballots, and voting tabulations that identify individual stockholders are kept private by us. Such documents are available for examination only by the inspectors of election and certain personnel associated with processing proxy cards and tabulating the vote. The vote of any stockholder is not disclosed except as necessary to meet legal requirements.

HOUSEHOLDING

The SEC permits a single set of annual reports and proxy statements to be sent to any household at which two or more stockholders reside if they appear to be members of the same family. Each stockholder continues to receive a separate proxy card. This procedure, referred to as householding, reduces the volume of duplicate information stockholders receive and reduces mailing and printing expenses. As a result, if you hold your shares through a broker and you reside at an address at which two or more stockholders reside, you will likely be receiving only one annual report and proxy statement unless any stockholder at that address has given the broker contrary instructions. However, if any such beneficial stockholder residing at such an address wishes to receive a separate annual report or proxy statement in the future, or if any such beneficial stockholder that receives separate annual reports or proxy statements wishes to receive a single annual report or proxy statement in the future, that stockholder should contact their broker or send a request to our principal executive offices, 600 Travis, Suite 1700, Houston, Texas 77002, Attn: Secretary. We will deliver, promptly upon written request to the Secretary, a separate copy of the 2018 Annual Report and this Proxy Statement to a beneficial stockholder at a shared address to which a single copy of the documents was delivered.

WHERE YOU CAN FIND MORE INFORMATION ABOUT US

We file annual, quarterly and current reports and proxy statements with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. You may also read and copy any document that we file with the SEC at the SEC’s Public Reference Room at 100 F Street, NE, Washington, D.C. 20549. You can call the SEC at 1-800-SEC-0330 for further information on the public reference room and its copy charges. We maintain a website at www.rivieraresourcesinc.com, where we post our SEC filings.

You may request copies of our filings, including any documents incorporated by reference in this Proxy Statement as described below, without charge, by calling our Investor Relations representative at (281) 840-4168 or write to Investor Relations, 600 Travis, Suite 1700, Houston, Texas 77002.

If you would like to request documents from us, please do so at least five business days before the date of the Annual Meeting in order to receive timely delivery of the documents before the Annual Meeting. If you request any incorporated documents from us, we will mail them to you by first class mail or other equally prompt means within one business day of receipt of your request, provided that we will not mail any exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that this Proxy Statement incorporates.

You should rely only on the information contained or incorporated by reference in this Proxy Statement to vote your shares at the Annual Meeting. We have not authorized anyone to provide you with information that is different from what is contained or incorporated by reference in this Proxy Statement.

The information contained in this document or any document incorporated by reference herein speaks only as of the date indicated on the cover of this document or the document incorporated by reference unless the information specifically indicates that another date applies.

OTHER MATTERS FOR 2019 ANNUAL MEETING

As of the date of this Proxy Statement, our Board knows of no matters to be acted upon at the Annual Meeting other than the proposals included in the accompanying notice and described in this Proxy Statement. If any other matter requiring a vote of stockholders arises, including a question of adjourning the Annual Meeting, the persons named as proxies in the accompanying proxy card will have the discretion to vote thereon according to their best judgment of what they consider to be in the best interests of our company. The accompanying proxy card confers discretionary authority to take action with respect to any additional matters that may come before the Annual Meeting or any adjournment or postponement thereof.

By Order of the Board of Directors,

/s/ Holly Anderson
Holly Anderson Executive Vice President and General Counsel

Houston, Texas

April 22, 2019

RIVIERA RESOURCES, INC. JPMORGAN CHASE TOWER 600 TRAVIS, SUITE 1700 HOUSTON, TX 77002 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 06/04/2019. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 06/04/2019. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. For Withhold For All To withhold authority to vote for any All All Except individual nominee(s), mark “For All Except” and write the number(s) of the The Board of Directors recommends you vote FOR the following: nominee(s) on the line below. 0 0 0 1. Election of each of the six nominees for the Board of Directors of Riviera Resources, Inc. (“Riviera”). Nominees 01) David B. Rottino 02) Matthew Bonanno 03) Philip Brown 04) C. Gregory Harper 05) Evan Lederman 06) Andrew Taylor The Board of Directors recommends you vote FOR proposals 2 and 3. For Against Abstain 2. To ratify the appointment of KPMG LLP as 0 0 0 NOTE: I hereby revoke any proxy or proxies independent public accountant of Riviera for previously given to represent or vote Riviera the fiscal year ending December 31, 2019. shares that I am entitled to vote, and I ratify and confirm all actions that the proxies, their substitutes, or any of them, may lawfully take in accordance with the terms of the proxy card. 3. To approve, on an advisory basis, the 0 0 0 compensation of our named executive officers (“NEOs”). The Board of Directors recommends you vote 3 YEARS on the following proposal: 1 year 2 years 3 years Abstain 4. To approve, on an advisory basis, the 0 0 0 0 holding of stockholder advisory votes on the compensation of our NEOs at an interval of every one, two or three years; Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date 0000420710_1 R1.0.1.18

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report is/ are available at www.proxyvote.com RIVIERA RESOURCES, INC. Annual Meeting of Stockholders June 5, 2019 9:30 AM This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) (Appointee) and (Appointee), or either of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of (Common/Preferred) stock of RIVIERA RESOURCES, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:30 AM, EST on June 5, 2019, at the 601 Travis Auditorium, 601 Travis Street, Houston, TX 77002, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. Continued and to be signed on reverse side 0000420710_2 R1.0.1.18